Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2008, which appears on page F-2 of the annual report on Form 10-K of China Security & Surveillance Technology, Inc. and subsidiaries for each of the years in the period ended December 31, 2007 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
September 3, 2008